UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2012

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report, the terms “we,” “us” and “our” refer to Select Income REIT.

Item 1.01.                                          Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On July 12, 2012, we entered into an amendment to the credit agreement governing our $500 million revolving credit facility, or the revolving credit facility, with Wells Fargo Bank, National Association, as administrative agent and a lender, and a syndicate of other lenders under the revolving credit facility.

As a result of this amendment, the pledge agreement that we and certain of our subsidiaries had entered into in connection with the revolving credit facility in favor of the administrative agent under the revolving credit facility was terminated and the equity of our subsidiaries that had been pledged pursuant to that pledge agreement as collateral for our and our subsidiary guarantors’ obligations under the revolving credit facility was released.

The foregoing description of the revolving credit facility, as amended, is not complete and is subject to and qualified in its entirety by reference to the revolving credit facility, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K dated March 12, 2012, and to the first amendment to the revolving credit facility, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Term Loan Agreement

On July 12, 2012, we entered into a term loan agreement, or the term loan agreement, with Wells Fargo Bank, National Association and a syndicate of other lenders, pursuant to which we obtained a $350 million term loan maturing on July 12, 2017. In addition, the term loan agreement includes a feature under which maximum borrowings may be increased to up to $700 million in certain circumstances. We expect to apply the net proceeds of the term loan to repay amounts outstanding under our revolving credit facility and for general business activities, including possible future acquisitions.

Interest on the term loan will be calculated at floating rates based upon LIBOR plus margins that will vary based upon our leverage. Initially, the margin over LIBOR will be 1.55%. If, however, we achieve an investment-grade credit rating on any senior unsecured long term debt we may have outstanding from time to time, we have the right to elect to calculate the margin based on our credit ratings, in which case the margin would be subject to adjustment should our credit rating change. Obligations under the term loan agreement are unsecured and are guaranteed by substantially all of our subsidiaries (other than subsidiaries that may be subject to certain types of secured debt). The term loan agreement includes various financial and other covenants that generally restrict our ability to incur debts, including debts secured by mortgages on our properties, in excess of calculated amounts, require us to maintain a minimum net worth, restrict our ability to make distributions to our shareholders under certain circumstances and require us to maintain certain other financial ratios. Certain changes of control of us, as defined (including Reit Management & Research LLC ceasing to act as our sole business and property managers), may cause a default under the term loan agreement.

The foregoing description of the term loan agreement is not complete and is subject to and qualified in its entirety by reference to the term loan agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of our revolving credit facility, as amended, and our term loan agreement under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL. FOR EXAMPLE:

•                  INCREASING THE MAXIMUM BORROWINGS UNDER OUR TERM LOAN IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR; AND

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT WE MAY HAVE THE MARGIN USED TO DETERMINE INTEREST ON OUR TERM LOAN BASED ON OUR CREDIT RATINGS IF ANY SENIOR UNSECURED LONG TERM DEBT WE MAY HAVE OUTSTANDING FROM TIME TO TIME ACHIEVES AN INVESTMENT-GRADE CREDIT RATING. WE DO NOT CURRENTLY HAVE ANY SENIOR UNSECURED LONG TERM DEBT OUTSTANDING AND THERE CAN BE NO ASSURANCES THAT IF WE WERE TO HAVE ANY SENIOR UNSECURED LONG TERM DEBT OUTSTANDING THAT IT WOULD ACHIEVE AN INVESTMENT-GRADE CREDIT RATING.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits

10.1

First Amendment to Credit Agreement, dated as of July 12, 2012, among Select Income REIT, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto. (Filed herewith.)

10.2

Term Loan Agreement, dated as of July 12, 2012, by and among Select Income REIT, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions initially a signatory thereto. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date: July 18, 2012